ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 19th day of April 2007 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to NNN Healthcare/Office REIT Commons V, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Commons V Investment Partnership, a Florida general partnership entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of March 16, 2007 (the “Contract”) with respect to certain property known as Commons V Medical Office Building, located in Naples, Florida, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract.

WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC,

a Virginia limited liability company

	By:	/s/ Richard Hutton

	Name:	Richard Hutton

	Title:	Executive Vice President

ASSIGNEE:	NNN Healthcare/Office REIT Commons V, LLC,

a Delaware limited liability company

	By:	Triple Net Properties, LLC,

a Virginia limited liability company

	Its:	Manager

		By:	/s/ Richard Hutton

		Name:	Richard Hutton

		Title:	Executive Vice President